UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2017

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2017, TransEnterix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated (the “Underwriter”), relating to an underwritten public offering of an aggregate of 24,900,000 units (the “Units”) each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one Series A warrant to purchase one share of Common Stock (the “Series A Warrants”) and one Series B warrant to purchase 0.75 shares of Common Stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”). All of the Units are being sold by the Company. The offering price to the public is $1.00 per Unit. The Underwriters have agreed to purchase the Units from the Company pursuant to the Underwriting Agreement at a price of $0.94 per Unit.

Each Series A Warrant will have an initial exercise price of $1.00 per share and may be exercised at any time beginning on the date of issuance, and from time to time thereafter, through and including the first anniversary of the issuance date, unless terminated earlier as provided in the Series A Warrant. In the event the FDA provides clearance with respect to the Company’s Senhance System 510(k) application, which was filed with the FDA in April 2017, the holders of Series A Warrants will have 10 business days after written notice to exercise, in whole or in part, their Series A Warrants. Any Series A Warrants that remain unexercised after such 10 business day period will expire.

Each Series B Warrant will have an initial exercise price of $1.00 per share and may be exercised at any time beginning on the date of issuance and from time to time thereafter through and including the fifth anniversary of the issuance date.

The exercise prices and the number of shares issuable upon exercise of each of the Warrants are subject to adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise prices of each of the Warrants are subject to adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the then applicable exercise prices of each of the Warrants. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Common Stock. If, at any time Warrants are outstanding, any fundamental transaction occurs, as described in the Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of its assets, the successor entity must assume in writing all of the obligations to the Warrant holders. Additionally, in the event of a fundamental transaction, each Warrant holder will have the right to require the Company, or its successor, to repurchase the Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of such Warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The net proceeds to the Company from the offering are expected to be approximately $23.2 million, assuming no exercise of the Warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Units will be issued pursuant to a prospectus supplement dated April 28, 2017 and an accompanying base prospectus dated June 22, 2016 that form a part of the registration statement on Form S-3 that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2014 and was declared effective on December 19, 2014 (File No. 333-199998), and post-effectively amended pursuant to Post-Effective Amendment No. 1 on Form S-3, as filed with the SEC on March 8, 2016 and declared effective on June 22, 2016 and a related registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933. The closing of the offering is expected to take place on or about May 3, 2017, subject to the satisfaction of customary closing conditions.

Upon closing of the offering, the Company will issue the Series A Warrants and the Series B Warrants to the purchasers of the Warrants. In addition, upon closing of the offering, the Company will enter into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company (the “Warrant Agent”), pursuant to which the Warrant Agent will act as warrant agent, registrar and transfer agent for the Warrants.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of each of the form of Series A Warrant and the form of Series B Warrant is attached as Exhibit 4.1 and 4.2, respectively hereto and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the forms of Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Ballard Spahr LLP relating to the Units is attached as Exhibit 5.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

Effective April 27, 2017, the Company terminated that certain Purchase Agreement dated as of December 16, 2016 (the “Purchase Agreement”), between the Company and Lincoln Park Capital Fund, LLC (“LPC”). The Purchase Agreement provided the Company with an election to terminate the Purchase Agreement for any reason or for no reason by delivering a notice to LPC, and the Company will not incur any early termination penalties in connection with the termination of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Company had the right to sell to LPC up to $25.0 million in shares of Common Stock. Prior to termination, the Company sold shares of its Common Stock to LPC under the Purchase Agreement for gross proceeds of approximately $5.7 million.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2016 and is incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release on April 28, 2017, announcing the pricing of the sale of the Units. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: April 28, 2017	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 28, 2017, by and between the Company and Stifel, Nicolaus & Company, Incorporated

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

5.1	Opinion of Ballard Spahr LLP

10.1	Purchase Agreement dated as of December 16, 2016 between the Company and Lincoln Park Capital Fund I, LLC (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2016)

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

99.1	Press Release of TransEnterix, Inc., issued April 28, 2017